Exhibit 5.3

July 5, 2019

The Securities and Exchange Commission

RE:                          F-10 Registration Statement of Osisko Gold Royalties Ltd (the “Corporation”)

Dear Sirs/Mesdames:

We refer to the registration statement on Form F-10 (the “Registration Statement”) filed by the Corporation under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to references to our firm name in the Registration Statement, including on the face page of the Registration Statement and under the headings “Enforceability of Civil Liabilities”, “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations”, and “Legal Matters” and the use of our opinions under the heading “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” and the reference to our advice under the heading “Enforceability of Civil Liabilities”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Bennett Jones LLP

BENNETT JONES LLP